UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2017

AQUA METALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1010 Atlantic Avenue Alameda, California 94501
(Address of principal executive offices)

(510) 479-7635
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

On February 7, 2017, we entered into the following definitive agreements with two wholly-owned indirect subsidiaries of Johnson Controls International plc, or Johnson Controls.

Equipment Supply Agreement

We entered into an Equipment Supply Agreement dated February 7, 2017 with Johnson Controls pursuant to which we agreed to collaborate on the development of a program for the installation of new greenfield builds and conversion of existing Johnson Controls’ and certain strategic partners of Johnson Controls existing lead smelters to a lead recycling process utilizing our proprietary and patent-pending AquaRefining technology and equipment, know how and services. We have agreed with Johnson Controls to develop an appropriate program blueprint, and enter into a definitive development program agreement reflecting that blueprint, pursuant to which we will provide to Johnson Controls and certain strategic partners of Johnson Controls, by way of licensing or sale, the following products and services in the regions of North America, Europe and China:

•	AquaRefining technology and the related equipment, engineering and systems integration support sufficient to convert or retrofit existing smelter-based operations and/or the construction of new Johnson Controls and Johnson Controls strategic partners battery recycling facilities based on our AquaRefining technology;

•	Training, evaluation and certification of Johnson Controls’ operations personnel sufficient for such personnel to competently operate our AquaRefining technology and equipment; and

•	Ongoing technical support, maintenance services and warranties.

We will provide the above services and equipment to Johnson Controls on a serviced license basis, including Johnson Controls’ ongoing licensing fees payable to us based on the operational capacity of the AquaRefining equipment supplied by us. We have agreed not to license our AquaRefining technology and equipment to third parties in the aforementioned regions until such as we and Johnson Controls have agreed on certain matters relating to the initial conversion of a Johnson Controls facility. The Equipment Supply Agreement may be terminated by either party upon 60 days’ prior written notice if the parties have not entered into the blueprint agreement by a mutually agreed date. The Equipment Supply Agreement allows each party the right to seek early termination based on a material breach by the other party that goes uncorrected for 30 days following notice of breach. The Equipment Supply Agreement contains representations, warranties and indemnities that are customary to commercial agreements of this nature.

Tolling/Lead Purchase Agreement

We have entered into a Tolling/Lead Purchase Agreement dated February 7, 2017 with Johnson Controls pursuant to which we have agreed to sell to Johnson Controls, and Johnson Controls has agreed to purchase from us, recycled lead on both a tolling (fee to convert feedstock to recycled materials) and merchanting (sale of recycled materials) basis.

Pursuant to the agreement, Johnson Controls has agreed to purchase from us, and we have agreed to sell to Johnson Controls, up to 100% of the recycled lead we produce for automotive applications, other than by way of tolling arrangements, on a monthly basis, unless we receive notice from Johnson Controls six months advance of its intention to purchase less than 100% of our output in any given month. Our agreement with Johnson Controls excludes, and we are free to manufacture and sell to third parties, recycled lead for non-automotive uses, such as stationery batteries for back-up power systems for Internet/Cloud applications or grid scale storage applications.

We have also agreed to provide tolling services to Johnson Controls whereby Johnson Controls will deliver to us used lead acid batteries, or LABs, and we will recycle the used LABs and return the recycled lead to Johnson Controls for a fee. Johnson Controls has agreed to send to us for tolling, and we have agreed to toll for Johnson Controls, used LABs representing a significant allocation of the production capacity of our initial recycling facility in McCarran, Nevada.

The Tolling/Lead Purchase Agreement has a minimum term of five years and upon the expiration of the initial term the agreement extends each day for another three years. Either party may elect to terminate the agreement for any reason after the second anniversary of the agreement, which termination shall be effective on the third anniversary of the notice of termination. Either party may terminate the agreement on ten days’ prior written notice of breach that goes uncorrected during the notice period. The Tolling/Lead Purchase Agreement contains representations, warranties and indemnities that are customary to commercial agreements of this nature.

Investment Agreement

We entered into a Stock Purchase Agreement dated February 7, 2017 with Johnson Controls pursuant to which we issued and sold to Johnson Controls 939,005 shares of our common stock at $11.33 per share for the gross proceeds of approximately $10,638,926. The Stock Purchase Agreement includes customary representations, warranties, and covenants by Johnson Controls and us, and an indemnity from us in favor of Johnson Controls.

In connection with the investment transactions, we also entered into an Investors Rights Agreement dated February 7, 2017 with Johnson Controls pursuant to which we granted Johnson Controls customary demand and piggyback registration rights, limited board observation rights and limited preemptive rights allowing Johnson Controls the right to purchase its proportional share of certain future equity issuances by us. The Investor Rights Agreement also provides that we must make certain payments as liquidated damages to Johnson Controls if we fail to file the registration statement within 20 days of the close of the investment or if Rule 144 under the Securities Act of 1933 (“Securities Act”) should become unavailable for the resale of the common shares. The board observation and preemptive rights shall expire on the earlier of (i) such time as Johnson Controls no longer owns 50% of the acquired shares or (ii) the termination of both the Tolling/Lead Purchase Agreement and Equipment Supply Agreement.

Pursuant to the Investor Rights Agreement, we have agreed to procure directors and officers insurance coverage of Johnson Controls’ board observer within 20 business days following the date of the agreement. We have also agreed to compensate Johnson Controls should either Stephen Clarke, our current chief executive officer, or Selwyn Mould, our current chief operating officer, no longer hold such positions or no longer devote substantially all of their business time and attention to our company, whether as a result of resignation, death, disability or otherwise (such an event referred to as a “key-man event”). We have agreed to pay Johnson Controls $1,000,000, per occurrence, if either officer is subject to a key-man event during the 18 months following February 7, 2017, and we have agreed to pay Johnson Controls a total of $1,000,000 if either or both key-man events occur after 18 months and prior to 30 months following February 7, 2017.

The investment transaction with Johnson Controls closed on February 7, 2017. There were no sales commissions paid by us in connection with the sale of our common shares to Johnson Controls.

Item 3.02	Unregistered Sales of Equity Securities

On February 7, 2017, we issued to Johnson Controls 939,005 shares of our common stock. The terms of the share issuance are described in Item 1.01 above. The securities were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: February 13, 2017	/s/ Stephen R. Clarke
Stephen R. Clarke
Chief Executive Officer